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                                [L&W LETTERHEAD]


                                                   March 10, 1999


Algos Pharmaceutical Corporation
1333 Campus Parkway
Neptune, New Jersey

      Re: Registration Statement No. 333-______ on Form S-3; with respect to 3,200,000 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

          In connection with the registration of 3,200,000 shares of common stock of Algos Pharmaceutical Corporation, a Delaware corporation (the "Company"), par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on March 10, 1999
(File No. 333-____), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agency within any state.

          Subject to the foregoing, it is our opinion that those Shares that have been issued and are outstanding as of the date hereof have been duly authorized and were, at issuance, validly issued, fully paid and nonassessable.

          Subject to the foregoing, it is our opinion that those Shares that have not been issued as of the date hereof but are subject to issuance pursuant to the terms and conditions of a warrant, will, upon issuance, delivery and payment therefor, be validly issued, fully paid and nonassessable.

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Algos Pharmaceutical Corporation
March 10, 1999
Page 2


          It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                   Very truly yours,

                                                   /s/ Latham & Watkins

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